Public Registry of Panama

SIGNED BY: EDUARDO ANTONIO ROBINSON ORELLANA
DATE: 2017.10.10 16:32:09 -05:00 REASON: ADVERTISING
REQUEST LOCATION: PANAMA, PANAMA

NO. 1270978

This document has been signed with an electronic signature qualified by EDUARDO ANTONIO ROBINSON ORELLANA.

[redacted]

The authenticity of this document can be verified on the Verification Web Service: <https://www.registro-publico.gob.pa>

LEGAL PERSON CERTIFICATE

WITH VIEW TO THE REQUEST

433995/2017 (0) DATED 10/10/2017

THAT THE COMPANY

CONSTELLATION PANAMA CORP
TYPE OF COMPANY: CORPORATION (*SOCIEDAD ANONIMA*)
IT IS REGISTERED AT (MERCANTILE) FOLIO N° 155616483 SINCE MONDAY, NOVEMBER 02, 2015
- THAT THE COMPANY IS IN FORCE

-THAT THEIR POSITIONS ARE:
SUBSCRIBER: LARISSA EDILMA CASTAÑEDA PEREZ
SUBSCRIBER: MONICA IVETH GUEVARA ACEVEDO
DIRECTOR/TREASURER: BETSAIDA CERRUD
RESIDENT AGENT: ICAZA, GONZALEZ-RUIZ & ALEMAN
DIRECTOR/PRESIDENT: JOSE MAURICIO SOUZA DE FARIA
DIRECTOR/SECRETARY: FABIOLA DE BARROS DA SILVA GOULART

- THAT THE LEGAL REPRESENTATION SHALL BE EXERCISED BY:
THE LEGAL REPRESENTATIVE OF THE COMPANY SHALL BE THE PRESIDENT, OR THE VICE –PRESIDENT AND IN HIS ABSENCE, THE BOARD OF DIRECTORS MAY APPOINT ANY OTHER PERSON, WHEN NECESSARY.

- THAT ITS CAPITAL EQUITY IS 10,000.00 U.S. DOLLARS

- CAPITAL EQUITY DETAIL:
THE COMPANY'S CAPITAL EQUITY IS TEN THOUSAND DOLLARS, DIVIDED INTO FIVE HUNDRED SHARES WITH A NOMINAL VALUE OF TWENTY DOLLARS EACH
SHARES: NOMINATIVE

- THAT HIS DURATION IS PERPETUAL
- THAT HIS DOMICILE IS PANAMA, DISTRICT PANAMA CITY, PANAMA DISTRICT, PROVINCE PANAMA

SUBMITTED ENTRIES THAT ARE IN PROCESS

THERE ARE NO PENDING ENTRIES.

ISSUED IN THE PROVINCE OF PANAMA ON TUESDAY, OCTOBER 10, 2017 AT 03:56 PM.

NOTE: THIS CERTIFICATION PAID RIGHTS IN THE AMOUNT OF 30.00 BALBOAS